UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 25, 2010

WELLS TIMBERLAND REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-53193	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (770) 449-7800

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Placement Agent Agreement

On February 25, 2010, Wells Timberland REIT, Inc. (the “Company”), entered into a placement agent agreement (the “Viscardi Placement Agent Agreement”), by and among the Company, Wells Germany GmbH, a limited partnership organized under the laws of Germany (“Wells Germany”), and Viscardi AG, a company organized under the laws of Germany (“Viscardi”). Viscardi is not in any way affiliated with the Company, Wells Germany or any of their respective affiliates. Pursuant to the Viscardi Placement Agent Agreement, the Company has engaged Viscardi to act as one of the Company’s placement agents in connection with one or more sales by the Company to potential purchasers, who are non “U.S. persons” as defined by Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Purchasers”), of up to 10,362,294 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), at a price per share of $9.65, for an aggregate purchase price of up to approximately $100 million (the “2010 German Offering”). The Viscardi Placement Agent Agreement will continue until the earlier of (i) a liquidity event, which includes, among other things, the listing of the Common Stock on a national securities exchange or the sale or merger of the Company in a transaction that provides the stockholders with cash or securities of a publicly traded company (a “Liquidity Event”) or (ii) December 31, 2018. The sale of Shares in the 2010 German Offering is being conducted pursuant to Regulation S under the Securities Act and is separate and in addition to the Company’s ongoing, concurrent follow-on public offering in the U.S. The Company presently intends to enter into additional placement agent agreements in connection with the 2010 German Offering under substantially the same terms as the Viscardi Placement Agent Agreement.

Pursuant to the Viscardi Placement Agent Agreement, Viscardi will serve as one of the Company’s placement agents and will provide ongoing account maintenance and administrative services with respect to Purchasers identified by Viscardi who buy Shares. In its capacity as placement agent, Viscardi must use its reasonable efforts to identify Purchasers for Shares and to assist the Company in effecting sales of Shares to such Purchasers (each a “Transaction” and together the “Transactions”). In no event shall Viscardi be obligated to purchase the Shares for its own account or for the account of its affiliates or customers. In connection with the appointment as placement agent, Viscardi shall, to the extent appropriate and requested by the Company: (i) assist the Company with communications to be provided to prospective Purchasers; (ii) assist the Company in structuring the financial aspects of the Transaction; (iii) identify and contact selected potential Purchasers of the Shares and furnish them, on behalf of the Company, with copies of the Private Placement Memorandum; (iv) conduct all sales and marketing activities with respect to the Transactions in accordance with the terms of the Viscardi Placement Agent Agreement and Regulation S under the Securities Act; and (v) with respect to the period following the consummation of a Transaction, provide on-going account maintenance and administrative services, including, without limitation, serving as an administrator for the Company’s unregistered distribution reinvestment plan and share redemption plan offered in connection with shares of Common Stock sold in these Transactions.

Structuring Agent Agreement

On February 25, 2010, Wells Timberland REIT, Inc. (the “Company”), entered into a structuring agent agreement (the “Structuring Agent Agreement”), by and among the Company and Wells Germany. Wells Real Estate Funds, Inc. (“Wells REF”), which is the owner of Wells Capital, Inc., the Company’s sponsor, indirectly owns a majority interest in Wells Germany. Pursuant to the Structuring Agent Agreement, the Company has engaged Wells Germany to serve as the structuring agent in connection with the purchase of Shares in the 2010 German Offering (the “Purchases”) to assist the Company in (i) structuring the Purchases in compliance with German legal and tax requirements; (ii) effecting the Purchases by contacting and communicating with selected potential purchasers of the Shares; (iii) preparing the Private Placement Memorandum for use in connection with the Purchases, particularly as it relates to German legal and tax requirements; (iv) negotiating the financial aspects of the Purchases; and (v) providing such additional ongoing services contemplated by the Structuring Agent Agreement. The Structuring Agent Agreement will terminate upon the conclusion of the 2010 German Offering; provided however, that with respect to the additional ongoing services contemplated by the parties, the Structuring Agent Agreement will terminate upon the earlier of (i) a Liquidity Event or (ii) December 31, 2018.

Fees and Expenses in Connection with the Placement Agent Agreement and Structuring Agent Agreement

In the Company’s ongoing, concurrent follow-on public offering in the U.S., shares of its Common Stock are typically sold to investors at a price per share of $10.00 and, after the application of the 7.0% sales commission and the 1.8% dealer manager fee, the Company receives net proceeds (before expenses) of $9.12 per share. In the 2010 German Offering, the Company is selling Shares to the Purchasers at a price per Share of $9.65. No sales commission or the dealer-manager fee is payable in connection with the 2010 German Offering; however, the Company will pay Viscardi a transaction fee of $0.25 per Share purchased in each Transaction payable upon the closing of each Transaction as well as an annual fee of $0.02 per Share purchased in each Transaction payable on December 31st of each year. All or a portion of the transaction fee and annual fee may be waived. In the case of a Liquidity Event and the termination of the Viscardi Placement Agent Agreement, Viscardi will receive the remaining amount of the annual fees that would be due and payable under the Viscardi Placement Agreement until December 31, 2018 in one single payment at the time of such termination. In addition, the Company will pay Wells Germany a structuring fee equal to $0.20 per Share purchased in the 2010 German Offering payable within 10 days of the applicable purchase. As a result, in the 2010 German Offering, the Company will receive net proceeds (before expenses) of $9.20 per Share, which is greater than the $9.12 per share that it receives in its public offering after deducting the sales commission and the dealer manager fee.

Pursuant to the Structuring Agent Agreement and Viscardi Placement Agent Agreement, all parties will bear their own legal, accounting and other costs and expenses in connection with the agreements and the Transactions or Purchases contemplated thereby which are incurred by that party based on its activities. In addition, under the Viscardi Placement Agent Agreement, Viscardi shall be responsible for all ongoing account maintenance and administrative services, as well as any other expenses it determines are necessary to incur in connection with the Transactions. The Company or the Structuring Agent shall reimburse Viscardi the costs of the production of sales and marketing materials, including investor subscription kits, as related to the promotion of the Transactions; provided however, that the Company has approved those costs prior to their accrual. The Company or the Structuring Agent will also pay Viscardi two monthly retainer fees in an amount of EUR 20,000 each plus value added taxes, if applicable, to cover, among other things, travel and out of pocket expenses incurred by Viscardi as related to sales and marketing efforts.

The above descriptions of the Viscardi Placement Agent Agreement and the Structuring Agent Agreement are qualified in their entirety by the terms of the agreements attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Placement Agent Agreement, dated as of February 25, 2010, by and among Wells Timberland REIT, Inc., Wells Germany GmbH and Viscardi AG.

10.2	Structuring Agent Agreement, dated as of February 25, 2010, by and between Wells Timberland REIT, Inc. and Wells Germany GmbH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLS TIMBERLAND REIT, INC.

Date: February 26, 2010	By:	/S/ DOUGLAS P. WILLIAMS
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

10.1	Placement Agent Agreement, dated as of February 25, 2010, by and among Wells Timberland REIT, Inc., Wells Germany GmbH and Viscardi AG.

10.2	Structuring Agent Agreement, dated as of February 25, 2010, by and between Wells Timberland REIT, Inc. and Wells Germany GmbH.

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